EXHIBIT 99.2


                              DIANON SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                SEPTEMBER 30,       DECEMBER 31,
                                                                                    2002                2001
                                                                                -------------      -------------
                   ASSETS                                                        (UNAUDITED)
CURRENT ASSETS:
      Cash and cash equivalents                                                 $   8,884,226      $  41,229,353
      Available-for-sale securities                                                51,167,259          1,071,778
      Accounts receivable, net of allowances                                       38,088,090         29,863,129
      Prepaid expenses and other current assets                                     3,105,272          3,767,086
      Prepaid / refundable income taxes                                             2,829,469          5,753,944
      Inventory                                                                     2,189,042          1,932,713
      Deferred income taxes                                                         5,896,064          6,560,564
                                                                                -------------      -------------
        Total current assets                                                      112,159,422         90,178,567
                                                                                -------------      -------------
PROPERTY AND EQUIPMENT, at cost
      Laboratory and office equipment                                              21,655,622         19,539,228
      Leasehold improvements                                                        9,394,342          8,967,113
         Less - accumulated depreciation and amortization                         (20,494,175)
(17,650,512)
                                                                                -------------      -------------
                                                                                   10,555,789         10,855,829
                                                                                -------------      -------------
INTANGIBLE ASSETS, net of accumulated amortization of
        $5,194,879 and $3,662,150, respectively                                   182,581,174        183,167,116
DEFERRED INCOME TAXES                                                                      --          2,429,417
OTHER ASSETS                                                                          790,694            787,230
                                                                                -------------      -------------
        TOTAL ASSETS                                                            $ 306,087,079      $ 287,418,159
                                                                                =============      =============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
      Accounts payable                                                          $   1,926,461      $   1,621,689
      Accrued employee compensation                                                 4,934,657          6,961,747
      Current portion of capitalized lease obligations                                217,562            300,102
      Other accrued expenses                                                       15,447,292         12,459,309
                                                                                -------------      -------------
        Total current liabilities                                                  22,525,972         21,342,847
                                                                                -------------      -------------
LONG-TERM LIABILITIES:
      Deferred income taxes                                                         1,168,729                 --
      Long-term portion of capitalized lease obligations                               36,903            439,029
                                                                                -------------      -------------
        Total Liabilities                                                          23,731,604         21,781,876
                                                                                -------------      -------------
STOCKHOLDERS' EQUITY:
      Common stock, par value $.01 per share, 55,000,000 shares authorized,
         12,352,012 and 11,896,140 shares issued and outstanding
         at September 30, 2002 and December 31, 2001, respectively                    123,520            118,961
      Additional paid-in capital                                                  256,539,509        242,987,849
      Retained earnings                                                            35,064,597         22,620,561
      Common stock held in treasury, at cost - 294,289 and 9,511
         shares at September 30, 2002 and December 31, 2001, respectively         (10,164,191)          (91,088)
      Accumulated other comprehensive income                                          792,040                 --
                                                                                -------------      -------------
         Total stockholders' equity                                               282,355,475        265,636,283
                                                                                -------------      -------------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $ 306,087,079      $ 287,418,159
                                                                                =============      =============

                The accompanying notes to consolidated financial
            statements are an integral part of these balance sheets.

                                       3


                              DIANON SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                FOR THE THREE MONTH AND NINE MONTH PERIODS ENDED
                           SEPTEMBER 30, 2002 and 2001

                                   (UNAUDITED)


                                                       THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                          SEPTEMBER 30,                       SEPTEMBER 30,
                                                     2002              2001              2002               2001
                                                 -------------     -------------     -------------      -------------

Net revenues                                     $  47,084,753     $  28,940,906     $ 140,965,249      $  84,505,918

Cost of sales                                       23,374,450        16,095,217        70,247,328         46,931,286
                                                 -------------     -------------     -------------      -------------

     GROSS PROFIT                                   23,710,303        12,845,689        70,717,921         37,574,632

Selling, general and administrative expenses        13,472,065         8,526,412        40,384,893         24,759,535

Special charge                                       5,450,000                --         5,450,000                 --

Special credit for bad debts                                --                --          (710,957)                --

Amortization of intangible assets                      640,378           338,701         1,532,729          1,016,100

Research and development expenses                      270,523           286,899         1,037,739            954,431
                                                 -------------     -------------     -------------      -------------

     INCOME FROM OPERATIONS                          3,877,337         3,693,677        23,023,517         10,844,566

Interest income, net                                   521,515           184,352         1,158,056            457,152
                                                 -------------     -------------     -------------      -------------

    INCOME BEFORE PROVISION FOR
        INCOME TAXES                                 4,398,852         3,878,029        24,181,573         11,301,718

Provision for income taxes                           3,725,535         1,570,602        11,737,537          4,577,196
                                                 -------------     -------------     -------------      -------------

     NET INCOME                                  $     673,317     $   2,307,427     $  12,444,036      $   6,724,522
                                                 =============     =============     =============      =============

     EARNINGS PER SHARE
           BASIC                                 $         .06     $         .31     $        1.03      $         .91
           DILUTED                               $         .05     $         .28     $         .98      $         .83

     WEIGHTED AVERAGE SHARES OUTSTANDING
           BASIC                                    12,120,732         7,437,078        12,117,361          7,414,584
           DILUTED                                  12,488,387         8,150,277        12,747,779          8,059,785


The accompanying notes to consolidated financial
              statements are an integral part of these statements.

                                       4


                              DIANON SYSTEMS, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (UNAUDITED)


                                                                                                 Accumulated
                                                                        Common Stock              Additional          Other
                                                               ------------------------------       Paid-In       Comprehensive
                                                  Total           Shares            Amount          Capital           Income
                                              -------------    -------------    -------------    -------------    -------------
BALANCE, December 31, 2000                    $  52,258,738        7,397,323    $      73,974    $  35,877,828    $          --
     Net income                                   6,724,522               --               --               --               --
     Unrealized gain on securities                       --               --               --               --               --

     Comprehensive income                                --               --               --               --               --

     Stock options exercised                        439,565           58,235              582          438,983               --
     Tax effect for stock options exercised         670,921               --               --          670,921               --
     Employee stock purchase plan /  other           99,746               --               --           75,795               --
     Stock grants                                    31,662              850                8           31,654               --
                                              -------------    -------------    -------------    -------------    -------------
BALANCE, September 30, 2001                   $  60,225,154        7,456,408    $      74,564    $  37,095,181    $          --
                                              =============    =============    =============    =============    =============

BALANCE, December 31, 2001                    $ 265,636,283       11,896,140    $     118,961    $ 242,987,849    $          --
     Net income                                  12,444,036               --               --               --               --
     Unrealized gain on securities                  792,040               --               --               --          792,040

     Comprehensive income                                --               --               --               --               --

     Stock options exercised                      5,845,522          458,938            4,590        5,840,932               --
     Tax effect for stock options                 7,693,147               --               --        7,693,147               --
     exercised
     Return of common stock held in escrow         (113,825)          (3,066)             (31)        (113,794)              --
     Employee stock purchase plan / other           164,561               --               --          131,375               --
     Common stock acquired for treasury         (10,106,289)              --               --               --               --
                                              -------------    -------------    -------------    -------------    -------------
BALANCE, September 30, 2002                   $ 282,355,475       12,352,012    $     123,520    $ 256,539,509    $     792,040
                                              =============    =============    =============    =============    =============

                                                                     Common Stock
                                                                 Acquired for Treasury
                                                 Retained     ------------------------------    Comprehensive
                                                 Earnings         Shares           Amount           Income
                                              -------------   -------------    -------------    -------------
BALANCE, December 31, 2000                    $  16,427,788         (12,620)   $    (120,852)
     Net income                                   6,724,522              --               --    $   6,724,522
     Unrealized gain on securities                       --              --               --               --
                                                                                                -------------
     Comprehensive income                                --              --               --    $   6,724,522
                                                                                                =============
     Stock options exercised                             --              --               --
     Tax effect for stock options exercised              --              --               --
     Employee stock purchase plan /  other               --           2,501           23,951
     Stock grants                                        --              --               --
                                              -------------   -------------    -------------
BALANCE, September 30, 2001                   $  23,152,310         (10,119)   $     (96,901)
                                              =============   =============    =============

BALANCE, December 31, 2001                    $  22,620,561          (9,511)   $     (91,088)
     Net income                                  12,444,036              --               --    $  12,444,036
     Unrealized gain on securities                       --              --               --          792,040
                                                                                                -------------
     Comprehensive income                                --              --               --    $  13,236,076
                                                                                                =============
     Stock options exercised                             --              --               --
     Tax effect for stock options                        --              --               --
     exercised
     Return of common stock held in escrow               --              --               --
     Employee stock purchase plan / other                --           3,465           33,186
     Common stock acquired for treasury                  --        (288,243)     (10,106,289)
                                              -------------   -------------    -------------
BALANCE, September 30, 2002                   $  35,064,597        (294,289)   $ (10,164,191)
                                              =============   =============    =============

The accompanying notes to consolidated financial
              statements are an integral part of these statements.

                                       5


                              DIANON SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
                                   (UNAUDITED)



                                                                                   SEPTEMBER 30,
                                                                              2002              2001
                                                                          ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                            $ 12,444,036      $  6,724,522
Adjustments to reconcile net income to net
    cash provided by operations -
     Non-cash charges

         Depreciation and amortization                                       4,396,871         3,354,747
         Provision for bad debts                                                89,043                --
         Tax effect of stock options exercised                               7,693,147           670,921
         Deferred tax provision                                              3,723,527                --
         Stock compensation expense                                                 --            31,662
         Bond premium amortization                                             155,249                --
         Loss (gain) on disposal of fixed assets                                28,688           (24,077)
Changes in other current assets and liabilities
     Accounts receivable                                                    (8,314,004)          434,668
     Prepaid / refundable income taxes                                       2,924,475         2,245,894
     Prepaid expenses and other current assets                                 661,814          (470,697)
     Inventory                                                                (256,329)          (18,298)
     Other assets and other                                                    (76,655)         (159,704)
     Accounts payable and other accrued liabilities                          1,265,665         1,405,195
                                                                          ------------      ------------
                   Net cash provided by operating activities                24,735,527        14,194,833
                                                                          ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                   (2,645,640)       (1,575,284)
     Purchases of available-for-sale securities                            (50,192,527)               --
     Redemption of available-for-sale securities                             1,781,147                --
     Investment and acquisition of marketing rights                         (1,500,000)               --
     Acquisition of UroCor, Inc., net                                            4,389                --
     Proceeds from the sale of fixed assets                                     52,849            53,758
                                                                          ------------      ------------
                   Net cash used in investing activities                   (52,499,782)       (1,521,526)
                                                                          ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Repayments of note payable                                                     --        (2,500,000)
     Purchase of common stock acquired for treasury                        (10,106,289)               --
     Employee stock purchase plan / other                                      164,561            99,746
     Exercise of stock options                                               5,845,522           439,565
     Repayments of capitalized lease obligations                              (484,666)          (47,238)
                                                                          ------------      ------------
                 Net cash used in financing activities                      (4,580,872)       (2,007,927)
                                                                          ------------      ------------


                 Net (decrease) increase in cash and cash equivalents      (32,345,127)       10,665,380

CASH AND CASH EQUIVALENTS, beginning of period                              41,229,353        12,515,424
                                                                          ------------      ------------
CASH AND CASH EQUIVALENTS, end of period                                  $  8,884,226      $ 23,180,804
                                                                          ============      ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the period:
         Interest                                                         $     17,132      $     62,758
         Income taxes paid, net of refunds                                     170,192         2,160,696


                The accompanying notes to consolidated financial
              statements are an integral part of these statements.

                                       6


                              DIANON SYSTEMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. The Company - The consolidated financial statements as of and for the three months and nine months ended September 30, 2002 and 2001 have been prepared by DIANON Systems, Inc. ("Dianon" or the "Company") without audit. In the opinion of management, all adjustments necessary to present fairly the financial position, results of operations and cash flows for such periods have been made, and the interim accounting policies followed are in conformity with accounting principles generally accepted in the United States and are consistent with those applied for annual periods as described in Dianon's annual report for the year ended December 31, 2001, previously filed on Form 10-K and 10-K/A with the Securities and Exchange Commission (the "Annual Report").

         Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted. It is suggested that these consolidated financial statements be read in conjunction with the financial statements included in Dianon's Annual Report for the year ended December 31, 2001. The results of operations for the three months and nine months ended September 30, 2002 and 2001 are not necessarily indicative of the operating results for the full years.

         Acquisitions - In the second quarter of 2002, 3,066 shares of the Company's common stock were distributed to the Company from the escrow account established in connection with the Company's acquisition in October 2000 of John H. Altshuler, M.D., P.C., a pathology practice located in Englewood, Colorado. In the second quarter of 2002 the Company also accelerated the amortization of the customer list related to the Altshuler acquisition by approximately $205,000 to reflect the remaining useful life.

         In the second quarter of 2002, the Company reversed approximately $711,000 of allowance for bad debts. This was the portion of the $5.5 million special bad debt provision that the Company recorded in the fourth quarter of 2001 relating to the acquisition in November 2001 of UroCor, Inc. ("UroCor") that was determined to be no longer required.

         Pro forma historical results (unaudited) for the three month and nine month periods ended September 30, 2001, adjusted as if UroCor had been acquired on January 1, 2001, approximates $43.1 million and $129.9 million in revenue, respectively, $2.9 million and $11.9 million in net income, respectively, and $0.24 and $0.98 in diluted earnings per share, respectively. The $11.9 million pro forma net income for the nine months ended September 30, 2001, stated above, includes a one-time, special credit for bad debts of $4.6 million (or $0.38 diluted earnings per share) recorded by UroCor. The pro forma results are not necessarily indicative of what actually would have occurred if the acquisition had been completed as of January 1, 2001, nor are they necessarily indicative of future results.

         In the first quarter of 2002, the Company paid MDdatacor, Inc. ("MDdatacor") $1.0 million for the exclusive marketing rights for a medical records search tool for urology and gastroenterology physician practice group customers. The Company also acquired a 13.7% interest in MDdatacor. The Company allocated the total investment in MDdatacor to the marketing rights ($750,000) and equity ($250,000) based on management's estimates of fair value. In the third quarter of 2002, the Company contributed an additional $500,000 to MDdatacor, increasing the Company's investment in MDdatacor to 16.6% as of September 30, 2002. The Company allocated the additional investment to the marketing rights ($375,000) and equity ($125,000) based on management's estimates of fair value.

                                       7


2. Recent Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method, thus eliminating the use of the pooling-of-interests accounting for business combinations. SFAS No. 142 revises the accounting for goodwill to eliminate amortization of goodwill after December 31, 2001. The statement requires an annual assessment of goodwill for impairment and more frequent assessments if circumstances indicate a possible impairment. In the second quarter of 2002, the Company completed the initial test for impairment and determined that no goodwill impairment had occurred. The following table provides a reconciliation for the prior year's reported net income to adjusted net income had SFAS No. 142 been applied as of the beginning of fiscal 2001 for the three month and nine month periods ended September 30, 2001.

                                               For the three months ended                For the nine months ended
                                                   September 30, 2001                       September 30, 2001
                                         --------------------------------------     -----------------------------------
                                            Income        Basic       Diluted          Income        Basic     Diluted
                                         available to    Earnings    Earnings       available to   Earnings   Earnings
                                            common         per          per            common         per        per
                                         stockholders      share       share        stockholders     share      share
                                         -------------  ----------  -----------     -------------  ---------  ---------
         Reported net income
         attributed to DIANON common
         stock                           $   2,307,427  $     0.31  $      0.28     $   6,724,522  $    0.91  $    0.83

         Add back amortization of
         goodwill, net of income tax            27,702        0.00         0.00            83,106       0.01       0.01
                                         -------------  ----------  -----------     -------------  ---------  ---------

         Adjusted net income
         attributed to DIANON common
         stock                           $   2,335,129  $     0.31  $      0.28     $   6,807,628  $    0.92  $    0.84
                                         =============  ==========  ===========     =============  =========  =========


         In August 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which is effective in 2003. It requires the recording of an asset equal to the present value of the estimated costs associated with the retirement of long-lived assets where a legal or contractual obligation exists. The asset is required to be depreciated over the life of the related equipment or facility, and the liability accreted each year based on a present value interest rate. The Company does not believe that the adoption of SFAS No. 143 will have a material impact on its financial position or results of operations.

         In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." It establishes a single accounting model for the impairment of long-lived assets to be held and used or to be disposed of by sale or abandonment and broadens the definition of discontinued operations. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a material impact on the Company's financial position or results of operations.

         In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue No. 94-3, a liability for an exit cost was recognized at the date of the entity committed to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not believe that the adoption of SFAS No. 146 will have a material impact on its financial position or results of operations.

                                       8


3. Earnings per share - Basic earnings per share have been computed based on the weighted average number of common shares outstanding during each period. Diluted earnings per share have been computed based on the weighted average number of common shares and common equivalent shares outstanding during each period. Common equivalent shares outstanding include the common equivalent shares calculated for warrants and stock options under the treasury stock method. Below is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the three month and nine month periods ended September 30, 2002 and 2001.

                                             Three months ended                Nine months ended
                                               September 30,                     September 30,
                                            2002          2001                2002           2001
                                        -----------------------------    -------------------------------
       BASIC EARNING PER SHARE:
       Weighted-average number of
       common shares outstanding          12,120,732       7,437,078         12,117,361       7,414,584

       DILUTIVE EFFECT OF:

       Stock options                         367,655         713,199            630,418         645,201
                                        -----------------------------    -------------------------------

       DILUTED EARNINGS PER SHARE:
       Weighted-average number of
       common shares outstanding          12,488,387       8,150,277         12,747,779       8,059,785
                                        =============================    ===============================

       NET INCOME                           $673,317      $2,307,427        $12,444,036      $6,724,522
                                        =============================    ===============================

       BASIC EARNINGS PER SHARE                $0.06           $0.31              $1.03           $0.91
                                        =============================    ===============================

       DILUTED EARNINGS PER SHARE              $0.05           $0.28              $0.98           $0.83
                                        =============================    ===============================


    For the three and nine months ended September 30, 2002, outstanding options to purchase 563,447 and 18,250, respectively, shares of common stock, at prices ranging from $39.80 to $63.59 and $56.70 to $63.59, respectively, per share, were not included in the computation of diluted earnings per share because the exercise price of the options was greater than the average market price of common shares.

    For the nine months ended September 30, 2001, outstanding options to purchase 18,912 shares of common stock, at prices ranging from $40.06 to $45.50 per share, were not included in the computation of diluted earnings per share because the exercise price of the options was greater than the average market price of common shares. There were no options outstanding that were not included in the computation of diluted earnings per share for the three months ended September 30, 2001.

                                       9


4. Investment Securities - As of September 30, 2002, the Company had investment securities of $51.2 million. The portfolio consisted primarily of U.S. Government agency securities with maturities of less than three years. The Company has evaluated its investment policies consistent with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and determined that all of its investment securities are to be classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses reported in Stockholders' Equity under the caption "Accumulated Other Comprehensive Income." The Company views its available-for-sales securities as available to support its current operations and to fund the Company's stock repurchase program and, accordingly, classifies them as current assets on the balance sheet. The amortized cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income, net. The cost of securities sold is based on the specific identification method. Interest on available-for-sale securities is included in interest income.

         The following is a summary of investment securities classified as "available-for-sale" securities as required by SFAS 115 as of September 30, 2002 and December 31, 2001:

                                               September 30,    December 31,
                                                   2002            2001
                                                -----------     -----------
                 Debt investments:

                     Cost                       $49,991,349     $ 1,071,778
                     Gross unrealized gains       1,175,910              --
                                                -----------     -----------
                 Estimated fair value           $51,167,259     $ 1,071,778
                                                ===========     ===========


5. Legal Proceedings - The Company received a subpoena dated November 16, 2000, issued by the United States Attorney's Office for Connecticut, requesting the production of a variety of documents, with a particular focus on documents relating to billing for tumor biomarkers, DNA testing and screening tests. In the third quarter of 2002, the Company recorded a special charge of $5.5 million to cover the anticipated payment to be made to the government relating to the Department of Justice ("D.O.J.") investigation discussed above. This amount includes related legal costs. Although a final settlement has not yet been reached, the Company, believes, based on recent discussions with outside legal counsel and the government, the payment is probable and reasonably estimable.

         As part of the acquisitionof UroCor in November 2001, the Company assumed responsibility and liability for certain pre-acquisition contingencies including expenses relating to the previously announced UroCor D.O.J. investigation, compliance with the UroCor corporate integrity agreement and potential indemnification of legal and other fees and costs for former directors, officers and employees of UroCor in connection with any criminal investigation related to the UroCor D.O.J. settlement. In connection with the preliminary Urocor purchase price allocation in 2001, the Company estimated the probable indemnification expenses to be $1.0 million, but there is no assurance that this amount will not increase significantly.

         The Company is involved in certain other legal matters, including professional liability claims, which periodically arise in the normal course of business. Management believes that the outcome of these legal matters will not have a material adverse effect on the financial position and results of operations of the Company. Furthermore, management believes the Company maintains adequate insurance coverage or has established adequate reserves for known contingencies.

6. Income Taxes - During the third quarter of 2002, the Company's effective tax rate increased from 40.5% to 85%. The increase is because the Company did not record an income tax benefit related to a portion of the $5.5 million special charge discussed in Note 5, as the Company cannot presently determine whether the amounts to be paid to the government will be deductible for income tax purposes.

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